UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): April 23, 2012

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

As previously disclosed, on February 15, 2012, CytRx Corporation (“we,” “us,” “our,” “CytRx” or the “Company”) received a Staff Determination letter from the Listing Qualifications Department  of The NASDAQ Stock Market (“NASDAQ”) because we had not regained compliance with the $1.00 minimum bid price requirement for continued listing, as set forth in NASDAQ Listing Rule 5550(a)(2) (the "Rule"). We requested a hearing before a NASDAQ Hearings Panel (the “Panel”), at which we presented a plan to regain compliance with the Rule and requested that the Panel allow us additional time to implement that plan.  On April 18, 2012, the Panel rendered its written decision granting us until May 30, 2012 to regain compliance with the Rule.

On April 23, 2012, we issued a press release announcing that we had received a favorable ruling from the Panel, whereby the Panel has granted our request to remain listed on The NASDAQ Capital Market, subject to the condition that on or before May 30, 2012, we must have evidenced a closing bid price of $1.00 per share or more for a minimum of ten prior consecutive trading days.  The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

The exhibit listed on the accompanying Index to Exhibits is filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2012	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated April 23, 2012